Exhibit 2.1

                           ASSIGNMENT AND BILL OF SALE

THE STATE OF TEXAS
COUNTY OF BORDEN

     This Assignment and Bill of Sale, effective as of December 1, 2010 ("Effective Date"), is by and between BARON ENERGY, INC., a Nevada corporation, whose address is 392 West Mill St., New Braunfels, TX 78130, as "Assignor" and the McCabe Family Trust, Stanley McCabe, Trustee, whose address is 1030 Genter St., #401, La Jolla, CA 92037, hereinafter referred to as "Assignee."

                                   WITNESSETH:

     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby grants, sells, conveys, assigns and transfers to Assignee, effective as of the Effective Date, fifty percent (50%) of the following:

     (a) The interest of the Assignor in the oil and gas leases described in Exhibit "A" attached hereto and incorporated herein by reference;

     (b) The Assignor's right, title, and interest in and under, or derived from, all presently existing contracts, agreements, and instruments to the extent they relate to the interest described in Exhibit "A," including, but not limited to, operating agreements, unitization agreements, communitization and pooling agreements, agreements for the sale or purchase of oil, gas, casinghead gas or CO2, and gas processing agreements all of which are hereinafter collectively referred to as "Existing Contracts");

     (c) The Assignor's right, title, and interest in and to all real and personal property, fixtures, appurtenances, easements, licenses, approvals, or authorizations and permits to the extent they directly relate to the interests described in Exhibit "A," including all wells, associated equipment, surface rights, and lease and unit owned facilities;

     (d) The Assignor's right, title, and interest in and to the oil, gas of any kind and nature, other hydrocarbons and other minerals in, on, and produced from or allocated to the leasehold interest sold to Assignee from and after the Effective Date hereof.

     All of the property and contract rights, titles, and interests described above are hereinafter collectively called the "Purchased Properties."

     TO HAVE AND TO HOLD the said Purchased Properties unto Assignee, its successors and assigns, forever subject to the terms, reservations, and conditions contained herein.

     All of the Purchased Properties, whether real or personal, are conveyed subject to a Special Warranty of Title, that the Purchased Properties are free and clear of and from any lien, claim, mortgage, or other encumbrance, whether similar or dissimilar, by any person claiming by, through, or under Assignor, and not otherwise.

     Assignor also hereby grants and transfers to Assignee, its successors and assigns, the benefit of the right to enforce the covenants and warranties, if any, which Assignor is entitled to enforce with respect to the Purchased Properties against Assignor's predecessors in title.

     By acceptance of this Assignment, on and after the Effective Date Assignee assumes and agrees to pay, perform, and discharge all of Assignor's responsibilities, liabilities, and obligations related to the environmental condition of the Purchased Properties.

     Assignee hereby assumes and agrees to perform all duties and obligations of the Assignor, present, past, and future, applicable to the operations or prescribed in the leases and Existing Contracts covered hereby.

     Assignee agrees to defend, indemnify, and hold harmless Assignor from and against all losses, costs, claims, demands, suits, liability, and expenses with respect to the Purchased Properties which arise out of or relate to Assignee's ownership and/or operation of such properties, or which in any manner relates to the condition of the premises and equipment with regard to any event or occurrence occurring after the Effective Date.

     EXECUTED by Assignor and Assignee on the dates shown below.

                                     ASSIGNOR

                                     BARON ENERGY, INC.

Date:                                By:
     -----------------------------       -----------------------------
                                         Ronnie L. Steinocher, President and CEO

STATE OF
         ------------------

COUNTY OF
          -----------------

     The foregoing instrument was acknowledged before me on the _________ day of December 2010, by Ronnie L. Steinocher, President and CEO of Baron Energy, Inc., a Nevada corporation, on behalf of said corporation.

                                      ASSIGNEE

                                      MCCABE FAMILY TRUST

Date:                                 By:
     -----------------------------       -----------------------------
                                      Name: Stanley McCabe, Trustee

STATE OF CALIFORNIA

COUNTY OF _________

     On ________________________________ before me, ____________________________
_________________________________personally appeared ___________________________
_________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.


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